Exhibit (h)(13)

Form of

Amended and Restated

Schedule A

to the

Fund Accounting Agreement

by and between

Marshall Funds, Inc.

and

UMB Fund Services, Inc.

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement as follows, effective as of the date set forth below:

Names of Funds

Marshall Government Money Market Fund

Marshall Tax-Free Money Market Fund

Marshall Prime Money Market Fund

Marshall Ultra Short Tax-Free Fund

Marshall Short-Term Income Fund

Marshall Short-Intermediate Bond Fund

Marshall Intermediate Tax-Free Fund

Marshall Government Income Fund

Marshall Corporate Income Fund

Marshall Aggregate Bond Fund

Marshall Core Plus Bond Fund

Marshall Large-Cap Value Fund

Marshall Large-Cap Growth Fund

Marshall Mid-Cap Value Fund

Marshall Mid-Cap Growth Fund

Marshall Small-Cap Growth Fund

In witness whereof, the undersigned have executed this Amended and Restated Schedule A to the Sub-Administration Agreement between Marshall Funds, Inc. and UMB Fund Services, Inc., effective as of the 5th day of August, 2009.

UMB FUND SERVICES, INC.	MARSHALL FUNDS, INC.

By:	By:
Name:	Name:
Title:	Title: